    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1999
                                                    REGISTRATION NO. 333-______

                 SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                       ______________________

                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933
                       ______________________

                        ANGELICA CORPORATION
          (Exact name of registrant as specified in charter)

                 Missouri                               43-0905260
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)        Identification Number)




        424 South Woods Mill Road                       63017-3406
          Chesterfield, Missouri                        (Zip Code)
 (Address of principal executive offices)

                       ______________________

                        ANGELICA CORPORATION
                       1999 PERFORMANCE PLAN

                       THEODORE M. ARMSTRONG
    Senior V.P. - Finance and Administration and Chief Financial Officer
                        Angelica Corporation
                     424 South Woods Mill Road
                 Chesterfield, Missouri  63017-3406
              (Name and address of agent for service)
 Telephone number, including area code, of agent for service: (314) 854-3800
                       ______________________

                              Copy to:
                       ROBERT M. LAROSE, ESQ.
                          Thompson Coburn
                       One Mercantile Center
                    St. Louis,  Missouri  63101
                           (314) 552-6000

                                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================================
  Title of Securities to be       Amount to be     Proposed Maximum Offering       Proposed Maximum         Amount of Registration
          Registered               Registered         Price Per Share<F2>     Aggregate Offering Price<F2>            Fee
------------------------------------------------------------------------------------------------------------------------------------
     Common Stock, $1.00         500,000 shares             $16.19                    $8,095,000                   $2,250.41
        par value <F1>
====================================================================================================================================

<F1>  Includes one attached Preferred Share Purchase Right per share.
<F2>  Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Section 457(h), based upon the average of the high and low sale prices of common stock, $1.00 par value, of the Registrant as reported on the New York Stock Exchange on July 13, 1999.

                        ______________________

This Registration Statement shall become effective in accordance with the provisions of Rule 464 promulgated under the Securities Act of 1933.

     The undersigned Registrant hereby files this Registration Statement on Form S-8 (this "Registration Statement") to register 500,000 shares of Angelica Corporation (the "Company") common stock, $1.00 par value (the "Common Stock"), and attached Preferred Share Purchase Rights, for issuance to participants under the Angelica Corporation 1999 Performance Plan (the "Plan").

                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

     (i) The Company's Annual Report on Form 10-K for the year ended January 30, 1999;

     (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended May 1, 1999;

     (iii) The description of the Company's Common Stock set forth in the Company's registration statement filed under the Securities Exchange Act of 1934 (File No. 1-5674), including any amendment filed for the purpose of updating such description; and

     (iv) The description of the Company's Shareholder Rights Plan, dated August 25, 1998, contained in the Company's
           Registration Statement on Form 8-A, dated August 28, 1998, and any amendment or report filed for the purposes of updating such description.

     Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Where any document or part thereof is incorporated by reference in this Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 351.355 of The General and Business Corporation Law of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding. Indemnification shall be made by a corporation only upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination shall be made by a majority vote of a quorum of the board of directors who were not parties to such action, suit or proceeding, or if there are no such directors, or if such directors so direct, by special independent counsel in a written opinion, or by the shareholders. Expenses incurred in defense of any action, suit or proceeding may be paid in advance of the final disposition upon receipt by the corporation of a written undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that the recipient is not entitled to indemnification under the statute. The indemnification provided by statute is not exclusive of any other rights to which such person may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. A corporation may provide additional indemnification to any person that is indemnifiable under the statute, provided such additional indemnification is authorized by the corporation's articles of incorporation or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability asserted against him or her and incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting corporation, and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if such person had served the resulting or surviving corporation in the same capacity.

     The By-Laws of the Company provide for indemnification of directors, officers and, under certain circumstances, employees and agents of the Company to the full extent and under the circumstances permitted by The General and Business Corporation Law of Missouri.

     The Board of Directors has entered into Indemnification Agreements with certain members of its directors and elected officers and may enter into such agreements with future directors and elected officers and with certain other employees and agents indemnifying them under certain circumstances.

Pursuant to these Indemnification Agreements, the Company agrees to hold harmless each such director and elected officer, and his or her respective heirs, successors and estate, generally to the full extent permitted by The General and Business Corporation Law of Missouri, as it may be amended from time to time. Indemnification will not be provided under certain circumstances enumerated in the Indemnification Agreements.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 8.  Exhibits.
         --------

         See Exhibit Index on page 8 hereof.

Item 9.  Undertakings.
         ------------

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                    (i)   To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with
               respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities
     --------------
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on July 1, 1999.

                                  ANGELICA CORPORATION



                                  By /s/ Don W. Hubble
                                     -----------------------------------
                                     Don W. Hubble
                                     Chairman, President and Chief
                                     Executive Officer


                         POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Theodore M. Armstrong, Don W. Hubble and James W. Shaffer, each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the Angelica Corporation 1999 Performance Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                    TITLE                                DATE
---------                                    -----                                ----
/s/ Don W. Hubble                Chairman, President and Chief                July 1, 1999
------------------------------         Executive Officer
Don W. Hubble
Principal Executive Officer




/s/ Theodore M. Armstrong       Senior Vice President - Finance               July 1, 1999
------------------------------   and Administration and Chief
Theodore M. Armstrong                  Financial Officer
Principal Financial Officer



                              - 6 -


SIGNATURE                                    TITLE                                DATE
---------                                    -----                                ----
/s/ James W. Shaffer                  Corporate Controller                    July 1, 1999
------------------------------
James W. Shaffer
Principal Accounting Officer



/s/ David A. Abrahamson                     Director                         June 30, 1999
------------------------------
David A. Abrahamson




/s/ Susan S. Elliott                        Director                         June 30, 1999
------------------------------
Susan S. Elliott




/s/ Earle H. Harbison, Jr.                  Director                          July 9, 1999
------------------------------
Earle H. Harbison, Jr.




/s/ Leslie F. Loewe                         Director                          July 1, 1999
------------------------------
Leslie F. Loewe




/s/ Charles W. Mueller                      Director                         June 30, 1999
------------------------------
Charles W. Mueller




/s/ William A. Peck                         Director                         June 29, 1999
------------------------------
William A. Peck




/s/ William P. Stiritz                      Director                         July 14, 1999
------------------------------
William P. Stiritz




/s/ H. Edwin Trusheim                       Director                          July 8, 1999
------------------------------
H. Edwin Trusheim

                           EXHIBIT INDEX
                           -------------

EXHIBIT NO.                                                                             PAGE
-----------                                                                             ----

    4.1        The Company's Restated Articles of Incorporation, filed as Exhibit
               3.1 to the Company's Annual Report on Form 10-K for the year ended
               January 26, 1991, are incorporated herein by reference.

    4.2        The Company's By-Laws as amended and currently in effect, filed as
               Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 1, 1998, are incorporated herein by reference.

    4.3        Rights Agreement, dated August 25, 1998, together with form of
               Certificate of Designation, Preferences and Rights of Class B
               Series 2 Junior Participating Preferred Stock and form of Rights
               Certificate, filed as Exhibit 1 to the Company's Registration
               Statement on Form 8-A dated August 28, 1998, is incorporated herein by reference.

    4.4 10.3% and 9.76% Senior Notes to insurance company due annually to 2004, together with Note Facility Agreement, filed as Exhibit 4.2 to the Form 10-K for the fiscal year ended January 27, 1990, are incorporated herein by reference.

    4.5 9.15% Senior Notes to insurance companies due December 31, 2001, together with Note Agreements and First Amendment thereto, filed as Exhibit 4.3 to the Form 10-K for the fiscal year ended February
               1, 1992, are incorporated herein by reference.

    4.6        8.225% Senior Notes to Nationwide Life Insurance Company, American
               United Life Insurance Company, Aid Association for Lutherans
               (reissued to Nimer & Co. as of August 1, 1998), and Modern Woodmen of America due May 1, 2006, together with Note Agreement, filed as
               Exhibit 4.4 to the Form 10-Q for the fiscal quarter ended July 29, 1995, are incorporated herein by reference.

    5.1 Opinion of Thompson Coburn as to the legality of the securities being registered.

   23.1        Consent of Arthur Andersen LLP.

   23.2        Consent of Thompson Coburn (included in Exhibit 5.1).

   25.1        Power of Attorney (set forth on signature page hereto).

   99.1 Angelica Corporation 1999 Performance Plan, filed as Appendix A to the Company's definitive Proxy Statement for the 1999 Annual
               Meeting of Shareholders filed April 15, 1999, is incorporated herein by reference.



                              - 8 -